UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EMBRAER S.A.

(Exact Name of Registrant as Specified in its Charter)

The Federative Republic of Brazil	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Avenida Brigadeiro Faria Lima, 2170 12227-901 São José dos Campos, São Paulo, Brazil
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.150% Notes due 2022	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-182039

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the 5.150% Notes due 2022 to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” in the Prospectus, dated June 11, 2012, constituting a part of the Registrant’s Registration Statement on Form F-3 (File No. 333-182039), as supplemented by the information under the heading “Description of the Notes” in the Registrant’s Prospectus Supplement filed pursuant to Rule 424(b)(2) on June 13, 2012, which information is hereby incorporated herein by reference and made part of this Registration Statement on Form 8-A in its entirety.

This Registration Statement on Form 8-A is incorporated by reference into the Registrant’s Registration Statement on Form F-3 (File No. 333-182039).

Item 2.	Exhibits.

The Registrant intends to register the above referenced notes on the New York Stock Exchange, on which exchange other securities of the Registrant are registered. Accordingly, copies of the following exhibits are filed as exhibits to this Registration Statement:

99(A).	Form of Global Note.

99(B).	Form of Indenture between the Registrant and The Bank of New York Mellon, as Trustee (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form F-3 (File No. 333-182039), filed with the Securities and Exchange Commission on June 11, 2012).

99(C).	Form of First Supplemental Indenture between the Registrant and The Bank of New York Mellon, as Trustee, relating to the 5.150% Notes due 2022.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EMBRAER S.A. (Registrant)

By:	/s/ José Antonio de Almeida Filippo
	Name:	José Antonio de Almeida Filippo
	Title:	Executive Vice-President and Chief Financial and Investor Relations Officer

Date: June 13, 2012

Exhibit Index

Exhibit No.	Description

99(A).	Form of Global Note.

99(B).	Form of Indenture between the Registrant and The Bank of New York Mellon, as Trustee (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form F-3 (File No. 333-182039), filed with the Securities and Exchange Commission on June 11, 2012).

99(C).	Form of First Supplemental Indenture between the Registrant and The Bank of New York Mellon, as Trustee, relating to the 5.150% Notes due 2022.